Exhibit 10.1
EXECUTION COPY
VOTING AND STANDSTILL AGREEMENT
by and among
Comtech Telecommunications Corp.,
and
the Stockholders named herein
dated as of May 8, 2010

VOTING AND STANDSTILL AGREEMENT
     This Voting and Standstill Agreement (this “Agreement”) is entered into as of May 8, 2010, by and among Comtech Telecommunications Corp., a Delaware corporation (“Parent”) and the undersigned stockholders (each a “Stockholder” and collectively, the “Stockholders”) of CPI International, Inc. (the “Company”). Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 8 2010, by and among Parent, Angels Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company.
W I T N E S S E T H:
     WHEREAS, as of the date hereof, the Stockholders “beneficially own” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) (including entitlement to dispose of (or to direct the disposition of) and have the right to vote (or to direct the voting of)) 8,868,737 shares of common stock, par value $0.01 per share (the “Company Stock”), of the Company (such shares of Company Stock, together with any other shares of Company Stock the voting power over which is directly or indirectly acquired by any Stockholder until the termination of this Agreement pursuant to the terms hereof, are collectively referred to herein as the “Stockholder Owned Shares”);
     WHEREAS, simultaneously herewith, Parent, Merger Sub and the Company are entering into the Merger Agreement, pursuant to which Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”);
     WHEREAS, upon consummation of the Merger, the Stockholders shall have the right to receive cash and shares of common stock, par value $0.10 per share (the “Parent Stock”), of Parent (such shares of Parent Stock, together with any other shares of Parent Stock, the voting power over which is directly or indirectly currently held or acquired by any Stockholder until the termination of this Agreement pursuant to the terms hereof, are collectively referred to herein as the “Parent Subject Shares” and, together with the Stockholder Owned Shares, the “Subject Shares”); and
     WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement, and as an inducement and in consideration therefor, the Stockholders are executing this Agreement;
     NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.1 Other Definitions. For purposes of this Agreement:

          (a) “Affiliate” means, with respect to any specified Person, any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.
          (b) “Company Subject Shares” means shares of Company Stock which the Stockholders “beneficially own” and have the right to vote (or to direct the voting of), together with any other shares of Company Stock the voting power over which is directly or indirectly acquired by any Stockholder until the termination of this Agreement pursuant to the terms hereof, equal to forty-nine and nine tenths percent (49.9%) of the total number of outstanding shares of Company Stock.
          (c) “Person” means an individual, corporation, limited liability company, general or limited partnership, association, trust, unincorporated organization, other entity or group.
          (d) “Representative” means, with respect to any particular Person, any director, officer, employee, accountant, consultant, legal counsel, investment banker, advisor, agent or other representative of such Person.
ARTICLE II
VOTING AGREEMENT
     Section 2.1 Agreement to Vote the Stockholder Owned Shares.
          (a) Subject to Section 2.1(b), from and after the date hereof, at any meeting of the Company’s stockholders (or any adjournment or postponement thereof), however called:
          (i) the Stockholders shall vote (or cause to be voted) all of the Company Subject Shares:
               (1) in favor of the adoption and approval of the terms of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement (and any actions required in furtherance thereof);
               (2) against any action, proposal, transaction or agreement that is intended, or would reasonably be expected, directly or indirectly, to result in a breach of any covenant, representation, warranty or other obligation or agreement of the Company set forth in the Merger Agreement or of the Stockholders set forth in this Agreement; and
               (3) except if permitted by the Merger Agreement or with the prior written consent of Parent, against the following actions or proposals (other than the transactions contemplated by the Merger Agreement): (A) any Acquisition Proposal; (B) any change in the individuals who constitute the board of directors of the Company;

(C) any material change in the present capitalization of the Company or any amendment of the Company’s certificate of incorporation or bylaws; (D) any other material change in the Company’s corporate structure or business; or (E) any other action or proposal involving the Company or any of its subsidiaries that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect the transactions contemplated by the Merger Agreement; and
          (ii) the Stockholders, in their sole discretion, shall vote (or cause to be voted), in person or by proxy, all of Stockholder Owned Shares in excess of the Company Subject Shares any manner they each may choose.
          (b) Notwithstanding Section 2.1(a), in the event of a Board Recommendation Change made in compliance with the Merger Agreement, the obligation of the Stockholders to vote the Company Subject Shares as to which the Stockholders control the right to vote in the manner set forth in Section 2.1(a) shall be modified (without any further notice or any action by the Company or a Stockholder) such that:
          (i) the Stockholders shall vote (or cause to be voted) such number of Company Subject Shares equal to twenty-five percent (25.0%) of the total number of outstanding shares of Company Stock (the “Lock-Up Subject Shares”) as provided in Section 2.1(a); and
          (ii) the Stockholders, in their sole discretion, shall vote (or cause to be voted), in person or by proxy, all of the remaining Stockholder Owned Shares in excess of the Lock-Up Shares any manner they each may choose;
provided, however, that to the extent the Board Recommendation Change was made pursuant to Section 7.2(c)(ii) of the Merger Agreement, the modifications in clauses (i) and (ii) of this Section 2.1(b) shall only become effective if the average of the reported closing sale prices per share of Parent Common Stock on NASDAQ as reported in The Wall Street Journal for five (5) consecutive trading days immediately prior to the making of the Board Recommendation Change is less than $24.00.
          (c) In connection with any vote contemplated by this Section 2.1, the Stockholders shall cause all of the Stockholder Owned Shares to be duly counted for purposes of determining that a quorum is present and shall comply with all necessary procedures in connection with recording the results of such vote. Each Stockholder agrees not to enter into any agreement or commitment with any Person the effect of which would violate or be inconsistent with the provisions and agreements set forth in this Article II.
     Section 2.2 Notice of Board Recommendation Change. Any Board Recommendation Change made in compliance with the Merger Agreement shall be deemed to be notice from each Stockholder that the number of Company Subject Shares covered by the agreement to vote in the manner set forth in Section 2.1(a), in each case, shall be limited to twenty-five percent (25%) of the total number of outstanding shares of Common Stock as provided in Section 2.1(b). Parent shall take such further action or execute such other instruments as may be necessary under applicable Law to effectuate the intent of such modification of such voting agreement.
ARTICLE III
STANDSTILL AND NO-SOLICITATION IN RESPECT OF COMPANY SHARES
     Section 3.1 Standstill in Respect of Stockholder Owned Shares. Each of the Stockholders hereby agrees that, from and after the date hereof until the earlier of the Effective Time of the Merger and the termination of the Merger Agreement, such Stockholder shall not, directly or indirectly, unless (i) specifically requested by Parent or (ii) expressly contemplated by the terms of this Agreement or the Merger Agreement:
          (a) sell, transfer, tender, pledge, encumber, assign or otherwise dispose of (collectively, a “Transfer”), or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any or all of the Stockholder Owned Shares;
          (b) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any assets of the Company or any subsidiary or division thereof;
          (c) make, or in any way participate in, directly or indirectly, any “solicitation” of “proxies” (as such terms are used in the rules of the Securities and Exchange Commission) to vote, or seek to advise or influence any Person with respect to the voting of, any voting securities of the Company (including by making publicly known such Stockholder’s position on any matter presented to stockholders), other than to recommend that stockholders of the Company vote in favor of the Merger and the Merger Agreement;
          (d) submit to the Company any stockholder proposal under Rule 14a-8 under the Exchange Act;
          (e) make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any extraordinary transaction involving the Company or its securities or assets;
          (f) form, join or in any way participate in a “group” (as defined in Section 13(d)(3) under the Exchange Act) in connection with any of the foregoing;
          (g) seek, in any way which may be reasonably likely to require, involve or trigger public disclosure of such request pursuant to applicable Law, to have any provision of this Section 3.1 amended, modified or waived; or
          (h) otherwise take, directly or indirectly, any actions with the purpose of avoiding or circumventing any provision of this Section 3.1 or which could reasonably be expected to have the effect of preventing, impeding, interfering with or adversely affecting the consummation of the transactions contemplated by the Merger Agreement or its ability to perform the Company’s obligations under this Agreement.
     Section 3.2 Dividends, Distributions, Etc. in Respect of Stockholder Owned Shares. In the event of a stock dividend or stock distribution, or any change in the Company Stock by reason of any stock dividend or stock distribution, split-up, recapitalization, combination, exchange of shares or the like, the term “Stockholder Owned Shares” shall be deemed to refer to and include the Stockholder Owned Shares as well as all such stock dividends and stock distributions and any securities into which or for which any or all of the Stockholder Owned Shares may be changed or exchanged or which are received in such transaction.
     Section 3.3 Acquisition Proposals in Respect of Stockholder Owned Shares. (a) Each Stockholder shall, and each Stockholder shall cause each of its Representatives to, immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Third Party conducted prior to the date hereof with respect to any Acquisition Proposal. Each of the Stockholders shall not, nor in the case of clauses (i) and (ii) shall it permit any of its Affiliates to, nor shall it authorize or knowingly permit any Representative of, the Stockholders or in the case of clauses (i) and (ii) any of their Affiliates to, (i) solicit or initiate, or take any action to knowingly encourage, or knowingly facilitate or knowingly induce, directly or indirectly, any inquiries relating to, or the submission of, any Acquisition Proposal from any Third Party; (ii) participate in any discussions or negotiations regarding any Acquisition Proposal, or furnish to any Person any non-public information or data with respect to or access to the properties of the Company in connection with an Acquisition Proposal; or (iii) enter into any agreement, arrangement or understanding with respect to any Acquisition Proposal or enter into any agreement requiring it to abandon, terminate or fail to consummate the Merger and the transactions contemplated by this Agreement. Notwithstanding the foregoing sentence or any other provision of this Agreement, if, after the date hereof and prior to the receipt of stockholder approval of the Merger Agreement, the Stockholders receive or the Company receives a bona fide Acquisition Proposal by a Third Party and such Acquisition Proposal did not result, directly or indirectly, from a breach of this Section 3.3 or Section 7.2 of the Merger Agreement, which the Company Board or Committee determines in good faith (after consulting outside legal and financial advisors) that such Acquisition Proposal constitutes, or would reasonably be expected to lead to a Superior Acquisition Proposal, and the Company or the Stockholders receives from such Third Party an executed confidentiality agreement having provisions that are no less restrictive than those of the Confidentiality Agreement with respect to Parent (except with respect to any “standstill” provision or other provision having similar effect in the Confidentiality Agreement), then the Stockholders may, in response to such Acquisition Proposal, subject to compliance with this Section 3.3 and after giving notice to Parent (x) furnish information or data or access with respect to the Company and its Subsidiaries to, and (y) participate in discussions and negotiations directly or through their Representatives with, such Third Party; provided that the Stockholders shall provide or make available, to the extent not previously provided or made available to Parent or its representatives, to Parent any material non-public information with respect to the

Stockholders that is provided to the Third Party making such Acquisition Proposal prior to or substantially concurrently with the time it is provided or made available to such Third Party; provided further, however, that nothing in this Section 3.3 shall require the Stockholders to provide or make available to Parent information that (i) it is not legally permitted to disclose or the disclosure of which would contravene any applicable Law or binding order or (ii) the Company determines, in its good faith judgment, would constitute trade secrets or other material information that is competitively sensitive. Nothing contained in this Agreement shall prevent a Stockholder from making such disclosure that a Stockholder (after consultation with counsel) concludes in good faith is necessary in order to comply with its organizational documents, including without limitation its operating agreement or corresponding document, or to comply with its fiduciary duties to its stockholders or partners under applicable Law.
          (b) Each Stockholder shall advise Parent orally and in writing, promptly (but in no event later than 24 hours) after receipt thereof, of (i) any proposal for an Acquisition Proposal received by any Representative of any Stockholder, and (ii) the material terms of such Acquisition Proposal (including the identity of the entity proposing the Acquisition Proposal), and provide a copy of such proposal for an Acquisition Proposal to Parent if such proposal is in writing. Each Stockholder shall keep Parent reasonably informed on a reasonably current basis of the status of, and any material changes to, the terms of any such Acquisition Proposal and the status of discussions and negotiations with respect thereto of which it is aware. Performance by the Company of its obligations under Section 7.2 of the Merger Agreement shall be deemed performance by the Stockholders of the provisions of this Section 3.3(b) with respect to the same matter so long as any such activities by the Stockholders are consistent in all material respects with the discussions or activity underlying the required disclosure by the Company to Parent.
          (c) Each Stockholder agrees that it will promptly inform its Representatives and its Affiliates’ Representatives of the obligations undertaken in this Article III.
          (d) Notwithstanding any provision in this Agreement to the contrary, the Stockholders enter into the agreements and understandings herein solely in their capacity as the beneficial owners of the Stockholder Owned Shares, and nothing herein shall limit or effect any actions taken by any Representative of a Stockholder in such Representative’s capacity as a director of the Company or cause a Stockholder to become obligated to take or effect any action hereunder.
     Section 3.4 Certain Provisions.
          (a) Notwithstanding anything to the contrary in this Article III, (1) no provision of this Article III shall prohibit, limit or otherwise restrict a Representative of a Stockholder in his capacity as a director or officer of the Company, and (2) from and after a Board Recommendation Change made in compliance with the Merger Agreement in connection with a Superior Acquisition Proposal, Section 2.1(a) shall apply only with respect to the Lock-Up Subject Shares and, for the avoidance of doubt, the Stockholders, in their sole discretion, shall be able to enter into any voting agreement, proxy, consent or power of attorney with respect to the remaining Stockholder Owned Shares. Notwithstanding anything to the contrary in this Agreement, the restrictions in this Article III shall terminate and be of no further force and effect upon the termination of this Agreement or the consummation of the Merger.
          (b) For the purposes of this Agreement, the Company shall be deemed not to be an Affiliate or Subsidiary of any one or more of the Stockholders, and any officer, director, employee, agent or advisor of the Company (in each case, in their capacities as such) shall be deemed not to be a Representative of a Stockholder.
ARTICLE IV
STANDSTILL IN RESPECT OF PARENT SHARES
     Section 4.1 Standstill in Respect of Parent Subject Shares. Each of the Stockholders hereby agree that, from and after the Effective Time of the Merger until the second anniversary thereof, the Stockholders shall not, directly or indirectly, unless (i) specifically requested by Parent or (ii) expressly contemplated by the terms of this Agreement:
          (a) subject to Section 4.2, Transfer, or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any or all of the Parent Subject Shares;
          (b) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any securities or direct or indirect rights to acquire Parent Stock or any other securities of Parent, or any assets of Parent or any subsidiary or division thereof;
          (c) make, or in any way participate in, directly or indirectly, any “solicitation” of “proxies” (as such terms are used in the rules of the Securities and Exchange Commission) to vote, or seek to advise or influence any Person with respect to the voting of, any voting securities of Parent (including by making publicly known such Stockholder’s position on any matter presented to stockholders);
          (d) submit to Parent any stockholder proposal under Rule 14a-8 under the Exchange Act;
          (e) make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any extraordinary transaction involving Parent or its securities or assets;
          (f) form, join or in any way participate in a “group” (as defined in Section 13(d)(3) under the Exchange Act) in connection with any of the foregoing;

          (g) seek, in any way which may be reasonably likely to require, involve or trigger public disclosure of such request pursuant to applicable Law, to have any provision of this Section 4.1 amended, modified or waived; or
          (h) otherwise take, directly or indirectly, any actions with the purpose or effect of avoiding or circumventing any provision of this Section 4.1 or which could reasonably be expected to have the effect of preventing, impeding, interfering with or adversely affecting its ability to perform its obligations under this Agreement.
     Section 4.2 Permitted Transfers.
          (a) Notwithstanding Section 4.1(a), following the date which is six (6) months after the Closing Date, the Stockholders may sell any or all of their Parent Subject Shares (i) through a broker-dealer on a national securities exchange or (ii) to any Permitted Transferee in one or more block trades or transactions, in each case subject to such limitations as may exist under applicable Law; provided, in the case of sales on a national securities exchange pursuant to clause (i) above, such sales in the aggregate shall not, during any three (3) month period, exceed the greater of 2.5% of the outstanding shares of Parent Stock or the average reported weekly trading volume of Parent Stock during the four weeks preceding such sale of Parent Subject Shares; provided, further, that any Stockholder proposing to sell any or all of their Parent Subject Shares pursuant to this Section 4.2(a) shall provide Parent with 24 hours advance notice of such Stockholder’s intention to sell, or such lesser period of time as consented to by Parent.
          (b) For the purposes of this Agreement:
          “Permitted Transferee” means (i) any Person other than a Person who is known to the Stockholder to be an Openly Hostile Transferee, (ii) subject to compliance by the Stockholders with Section 4.2(c) hereof, any Person who shall have commenced a tender offer pursuant to Rule 14e under the Exchange Act for shares of Parent, (iii) any stockholder or partner of such Stockholder, or (iv) any Pre-Approved Purchaser.
          “Openly Hostile Transferee” means any Person (other than the Company) that shall, or shall be an Affiliate of a Person that shall:
          (i) to the actual knowledge of each such Stockholder proposing to transfer any or all of its Parent Subject Shares, without any duty of inquiry with respect to an exchange transaction other than reviewing current filings on http://www.sec.gov/edgar/searchedgar/companysearch.html under the name of Parent, own more than 5% of the outstanding Parent Stock after purchasing any Parent Subject Shares;
          (ii) submit to Parent a stockholder proposal under Rule 14a-8 under the Exchange Act for inclusion in a future proxy statement;
          (iii) file a proxy statement under Rule 14a under the Exchange Act, to make a “solicitation” of “proxies” (as such terms are used in the rules of the Securities and Exchange Commission) to vote, or seek to advise or influence any person with respect to the voting of, any securities of Parent (including by making publicly known such Person’s position on any matter presented to stockholders), other than to recommend that stockholders of Parent vote in the manner recommended by the board of directors of Parent;
          (iv) commence or publicly announce the commencement of a tender offer for shares of Parent under Rule 14e under the Exchange Act;
          (v) make any public announcement regarding, or submit a proposal for or offer of, (with or without condition) any extraordinary transaction involving Parent; or
          (vi) form, join or in any way participate in a “group” (as defined in Section 13(d)(3) under the Exchange Act) in connection with the foregoing.
          “Pre-Approved Purchaser” means any Person who Parent has determined, in its sole and absolute discretion and notwithstanding clause (i) of the definition of “Openly Hostile Transferee”, shall be an acceptable transferee of Parent Subject Shares and is set forth on a list prepared by Parent and delivered to the Stockholders from time to time or as reasonably requested by the Stockholders; provided that any Pre-Approved Purchaser shall not be an Openly Hostile Transferee, regardless of whether such Person will own more than 5% of the outstanding Parent Stock after purchasing any Parent Subject Shares.
          (c) In the event Stockholders desire to sell Parent Subject Shares into a tender offer pursuant to clause (ii) of the definition of a “Permitted Transferee” they shall send Parent notice in writing (a “Tender Offer Notice”), and Parent shall have the right to purchase all (but not less than all) of the Parent Subject Shares proposed to be sold by the Stockholders pursuant to such Tender Offer Notice, at such price per share as available in the tender offer, payable entirely in cash, on the earliest date set for payment for shares of Parent in such tender offer. Such right shall be exercisable within three (3) Business Days after receipt of such notice from the Stockholders, by Parent sending the Stockholders written notice obligating Parent to purchase and make payment for such Parent Subject Shares as provided herein. If prior to the expiration of the tender offer the price per share or terms available in the tender offer shall be amended by the Person conducting the tender offer, the Tender Offer Notice provided by the Stockholders shall be deemed void, and to the extent the Stockholders desire to tender any such Parent Subject Shares at the amended tender offer price or terms, such Stockholder shall be required to deliver to Parent a new Tender Offer Notice and a new three (3) Business Day period shall commence. If such purchase shall not be accepted as aforesaid within the applicable three (3) Business Day period, the Stockholders shall be free to tender such Parent Subject Shares in such tender offer, as the same may be extended or modified, without re-offering any such shares to Parent. The right of Parent to purchase Parent Subject Shares pursuant to this Section 4.2(c) shall be assignable by Parent, provided, that no such assignment shall relieve Parent of its obligation to make payment hereunder.

     Section 4.3 Dividends, Distributions, Etc. in Respect of Parent Subject Shares. In the event of a stock dividend or stock distribution, or any change in the Parent Stock by reason of any stock dividend or stock distribution, split-up, recapitalization, combination, exchange of shares or the like, the term “Parent Subject Shares” shall be deemed to refer to and include the Parent Subject Shares as well as all such stock dividends and stock distributions and any securities into which or for which any or all of the Parent Subject Shares may be changed or exchanged or which are received in such transaction.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS
     The Stockholders hereby represent and warrant, jointly and severally, to Parent as follows:
     Section 5.1 Corporate Organization. Each Stockholder is duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation.
     Section 5.2 Authority Relative to This Agreement. Each Stockholder has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by each Stockholder of the transactions contemplated hereby have been duly and validly authorized by the board of directors, general partner or similar governing body of each Stockholder, and no other corporate proceedings on the part of each Stockholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each Stockholder and, assuming that this Agreement constitutes the valid and binding agreement of Parent, constitutes the valid and binding agreement of each Stockholder, enforceable against each Stockholder in accordance with its terms, except that such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors’ rights generally, and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).
     Section 5.3 Ownership of Shares. The Stockholders beneficially own 8,868,737 shares of Company Stock as of the date hereof. The Stockholders have the sole power to vote (or cause to be voted) such shares of Company Stock and have good and valid title to the Company Stock, free and clear of any and all pledges, mortgages, liens, charges, proxies, voting agreements, encumbrances, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than those created by this Agreement.
     Section 5.4 No Conflicts. Neither the execution and delivery of this Agreement by the Stockholders, nor the consummation by the Stockholders of the transactions contemplated hereby, will (i) conflict with or result in any breach of the organizational documents of any Stockholder; (ii) require any Permit from any or

Governmental Entity or any authorization, consent or approval from any other Person; (iii) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which any Stockholder is a party or by which any Stockholder or any of the Stockholder Owned Shares or the Stockholder’s assets may be bound, or (iv) violate any applicable Law, except, with respect to any of the foregoing clauses (i) through (iv), as does not and could not reasonably be expected to impair any Stockholder’s ability to perform its obligations under this Agreement.
     Section 5.5 Reliance by Parent. Each Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by such Stockholder.
ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF PARENT
     Parent hereby represents and warrants to the Stockholders as follows:
     Section 6.1 Corporate Organization. Parent is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation.
     Section 6.2 Authority Relative to This Agreement. Parent has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by Parent of the transactions contemplated hereby have been duly and validly authorized by the board of directors of Parent, and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and, assuming that this Agreement constitutes the valid and binding agreement of the Stockholders, constitutes the valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, except that such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors’ rights generally, and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).
     Section 6.3 No Conflicts. Neither the execution and delivery of this Agreement by Parent, nor the consummation by Parent of the transactions contemplated hereby, will (i) conflict with or result in any breach of the Restated Certificate of Incorporation or the Amended and Restated By-Laws of Parent; (ii) require any Permit from any Governmental Entity; (iii) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which Parent is a party, or (iv) violate any applicable Law, except, with respect to any of the foregoing clauses (i) through (iv), as does not and could not reasonably be expected to impair Parent’s ability to perform its obligations under this Agreement.
ARTICLE VII
TERMINATION
     Section 7.1 Termination.
          (a) Subject to Section 7.1(b), this Agreement shall terminate and none of Parent or any Stockholder shall have any rights or obligations hereunder upon the earliest to occur of: (i) the termination of this Agreement by mutual written consent of Parent and the Stockholders, (ii) the termination of the Merger Agreement in accordance with its terms, and (iii) the second anniversary of the Effective Time of the Merger.
          (b) Notwithstanding Section 7.1(a), (i) termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at Law or in equity) against any other party hereto for such party’s breach of any of the terms of this Agreement, and (ii) Section 8.2 through Section 8.15, inclusive, of this Agreement shall survive the termination of this Agreement.
ARTICLE VIII
MISCELLANEOUS
     Section 8.1 Publication. The Stockholders hereby permit Parent to publish and disclose in the Proxy Statement and Registration Statement (including all documents and schedules filed with the SEC) their identity and ownership of shares of Company Stock and the nature of their commitments, arrangements and understandings pursuant to this Agreement; provided, however, that such publication and disclosure shall be subject to prior approval by the Stockholders, such approval not to be unreasonably withheld or delayed.
     Section 8.2 Appraisal Rights. To the extent permitted by applicable Law, each Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that it may have under applicable Law.
     Section 8.3 Further Actions. Each of the parties hereto agrees that it will use its reasonable best efforts to do all things necessary to effectuate this Agreement.
     Section 8.4 Waivers. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party hereto, nor any failure or delay on the part of any party hereto in the exercise of any right hereunder, shall be deemed to constitute a waiver by the party taking such action of compliance of any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

     Section 8.5 Counterparts. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts (including by facsimile or electronic transmission), each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.
     Section 8.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflict of laws thereof.
     Section 8.7 Jurisdiction; Enforcement; Waiver of Jury Trial.
          (a) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, without proof of actual damages, in the Court of Chancery of the State of Delaware in and for New Castle County (the “Chancery Court”) or, if the Chancery Court lacks subject matter jurisdiction, in any court of the United States located in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Chancery Court or, if the Chancery Court lacks subject matter jurisdiction, any federal court located in the State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Chancery Court or, if the Chancery Court lacks subject matter jurisdiction, a federal court sitting in the State of Delaware.
          (b) EACH OF PARENT AND THE STOCKHOLDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT.
     Section 8.8 Notices. All notices, requests, instructions or other documents to be given hereunder by any party to the other parties shall be in writing and shall be deemed duly given (i) upon delivery, when delivered personally, (ii) one (1) Business Day after being sent by overnight courier or when sent by facsimile transmission (with a confirming copy sent by overnight courier), and (iii) three (3) Business Days after being sent by registered or certified mail, postage prepaid, as follows:
If to Parent to:

Comtech Telecommunications Corp.
68 South Service Road, Suite 230
Melville, NY 11747
Attn: Michael Porcelain
Telephone: (631) 962-7103
Facsimile No.: (631) 962-7203
with a copy to:
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036-6522
Attn: Jeffrey W. Tindell, Esq.
Telephone: (212) 735-3000
Facsimile No.: (212) 735-2000
If to the Stockholders, to:
Cypress Advisors Inc.
65 East 55th Street
New York, NY 10022
Attention: Jeffrey Hughes
Telephone: (212) 705-0150
Facsimile: (212) 705-0199
with a copy to:
Golenbock Eiseman Assor Bell & Peskoe LLP
437 Madison Avenue
New York, NY 10022
Attention: Lawrence M. Bell, Esq.
Telephone: (212) 907-7300
Facsimile: (212) 574-0330
     Section 8.9 Entire Agreement; Assignment. This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and understandings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof. Except as provided in Section 4.2(c), this Agreement may not be assigned by any of the parties hereto by operation of law or otherwise.
     Section 8.10 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 8.11 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in a manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.
     Section 8.12 Certain Interpretations. For purposes of this Agreement:
          (a) Unless otherwise specified, all references in this Agreement to Articles and Sections shall be deemed to refer to Articles and Sections of this Agreement.
          (b) The Article and Section captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.
          (c) Unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders.
          (d) The words “include,” includes” and “including,” when used herein shall be deemed in each case to be followed by the words “without limitation.”
          (e) The parties hereto agree that they have been represented by legal counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.
     Section 8.13 Fees and Expenses. Except as otherwise provided herein, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.
     Section 8.14 Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Stockholders, and Parent shall have no authority to direct the Stockholders in the voting or disposition of any of the Stockholder Owned Shares, except as otherwise provided herein, or Parent Subject Shares.
     Section 8.15 Capacity as a Stockholder. The Stockholders do not make any agreement or understanding herein in their capacity as being associated with a director of the Company. The Stockholders make their agreements and understandings herein solely in their capacities as the record holder and beneficial owner of the Subject Shares and, notwithstanding anything to the contrary herein, nothing herein shall limit or affect any actions taken by a Representative of a Stockholder in his capacity as a director or officer of the Company.

     IN WITNESS WHEREOF, Parent and each Stockholder has caused this Agreement to be duly executed as of the day and year first above written.

COMTECH TELECOMMUNICATIONS CORP.

By:	/s/ Fred Kornberg

Name: Fred Kornberg
Title: CEO

CYPRESS MERCHANT BANKING PARTNERS II L.P.

By:	/s/ Jeffrey P. Hughes

Name: Jeffrey P. Hughes
Title:

CYPRESS MERCHANT B II C.V.

By:	/s/ Jeffrey P. Hughes

Name: Jeffrey P. Hughes
Title:

55TH STREET PARTNERS II L.P.

By:	/s/ Jeffrey P. Hughes

Name: Jeffrey P. Hughes
Title: